FIRST AMENDMENT
Dated as of September 10, 2013
to
CREDIT AGREEMENT
Dated as of November 20, 2012
among
CINCINNATI BELL INC.,
as the Borrower,

Certain Subsidiaries of the Borrower
from time to time party thereto,
as Guarantors,

BANK OF AMERICA, N.A.,
as Administrative Agent and an L/C Issuer,

PNC BANK, NATIONAL ASSOCIATION,
as Swingline Lender and an L/C Issuer,
and
The other Lenders party thereto

BANK OF AMERICA MERRILL LYNCH,
BARCLAYS BANK PLC,
DEUTSCHE BANK SECURITIES INC.,
and

MORGAN STANLEY SENIOR FUNDING, INC.,
as Joint Lead Arrangers and Book Managers

BARCLAYS BANK PLC,
DEUTSCHE BANK TRUST COMPANY AMERICAS,
MORGAN STANLEY SENIOR FUNDING, INC.,
THE ROYAL BANK OF SCOTLAND PLC,
UBS SECURITIES LLC,
CITICORP NORTH AMERICA, INC.,
and
KEYBANK NATIONAL ASSOCIATION
as Co-Syndication Agents

FIRST AMENDMENT TO CREDIT AGREEMENT
THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of September 10, 2013, is entered into by and among CINCINNATI BELL INC., an Ohio corporation (the “Borrower”), the Guarantors signatories hereto, the Lenders signatories hereto and BANK OF AMERICA, N.A., as Administrative Agent and an L/C Issuer, and PNC BANK, NATIONAL ASSOCIATION, as Swingline Lender and an L/C Issuer.
RECITALS
A.The Borrower, the Guarantors, the Lenders, the Swingline Lender, the L/C Issuers and the Administrative Agent are party to that certain Credit Agreement dated as of November 20, 2012 (as amended, modified, restated or supplemented from time to time prior to the First Amendment Effective Date, the “Existing Credit Agreement”).

B.The Borrower has requested that the Existing Credit Agreement be amended to (i) establish a $540 million tranche B term loan facility (the “Tranche B Facility”), and (ii) effect certain other modifications to the Existing Credit Agreement.

C.The parties have agreed to amend the Existing Credit Agreement as set forth herein.

D.The Lenders are willing to provide the Tranche B Facility on the terms and conditions set forth herein and in the Amended Credit Agreement (as defined below).

AGREEMENT
NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	I. CERTAIN DEFINITIONS
A.1.    Certain Definitions. The following terms used in this Amendment, including its preamble and recitals, have the following meanings:

“Amended Credit Agreement” means the Existing Credit Agreement as amended hereby.

“First Amendment Effective Date” shall have the meaning assigned to such term in introductory paragraph of Article IV hereof.

“Requisite Lenders” means, collectively, the Required Lenders (as defined in the Existing Credit Agreement) and each Lender that has agreed to provide a Tranche B Term Loan Commitment as of the First Amendment Effective Date.

B.2.    Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Amended Credit Agreement.

2.	II. AMENDMENTS TO EXISTING CREDIT AGREEMENT

Effective on and subject to the occurrence of the First Amendment Effective Date, (i) the Existing Credit Agreement is hereby amended in its entirety to read in the form attached as Annex I to this Amendment, (ii) Schedule 2.01 of the Existing Credit Agreement is hereby amended by adding the table set forth in the Supplement to Schedule 2.01 attached as Annex II to this Amendment, (iii) Exhibit A of the Existing Credit Agreement is hereby amended in its entirety to read in the form of such Exhibit A attached as Annex III to this Amendment, (iv) the Existing Credit Agreement is hereby amended by adding Exhibit C-2 in the form attached as Annex IV to this Amendment, (v) Exhibit F of the Existing Credit Agreement is hereby amended in its entirety to read in the form of such Exhibit F attached as Annex V to this Amendment, and (vi) Schedule 1.01(b), Schedule 6.13(a) and Schedule 6.13(b) of the Existing Credit Agreement are hereby amended in their entireties to read in the form of such Schedule 1.01(b), Schedule 6.13(a) and Schedule 6.13(b) attached as Annex VI to this Amendment. All schedules and exhibits to the Existing Credit Agreement not referred to in the foregoing sentence, in the forms thereof immediately prior to the First Amendment Effective Date, shall remain in effect upon the effectiveness of the Amendment and constitute schedules and exhibits to the Amended Credit Agreement.

3.	III. TRANCHE B TERM LOAN

Effective as of the First Amendment Effective Date, by execution of this Amendment, each Lender party hereto hereby confirms its Tranche B Term Loan Commitment in the aggregate principal amount set forth opposite such Lender's name on Schedule 2.01 to the Amended Credit Agreement and agrees to make its portion of the Tranche B Term Loan to the Borrower on the First Amendment Effective Date in accordance with Section 2.01(b) of the Amended Credit Agreement. If such Lender is also a Revolving Lender, such Lender acknowledges and agrees that its Tranche B Term Loan Commitment is in addition to any other Commitment of such Lender under the Amended Credit Agreement. If such Lender is not already party to the Existing Credit Agreement, such Lender (i) acknowledges, agrees and confirms that, by its execution of this Amendment, such Lender will, as of the First Amendment Effective Date, be deemed to be a party to the Amended Credit Agreement and be bound by the provisions of the Amended Credit Agreement and, to the extent of its Tranche B Term Loan Commitment and Tranche B Term Loans, have the rights and obligations of a Lender thereunder and (ii) hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Lenders contained in the Amended Credit Agreement.

4.	IV. CONDITIONS PRECEDENT TO EFFECTIVENESS

This Amendment shall become effective as of the date hereof when each of the following conditions precedent has been satisfied (the “First Amendment Effective Date”):
A.1.    Execution of Counterparts of Amendment. The Administrative Agent shall have received counterparts of this Amendment which collectively shall have been duly executed on behalf of each of the Borrower, each of the Guarantors, the Requisite Lenders and the Administrative Agent.

B.2.    Organization Documents. The Administrative Agent shall have received the following:

i.(a)    Resolutions. Copies of resolutions of each Loan Party approving and adopting this Amendment, the incurrence or guarantee of the Indebtedness evidenced by the Tranche

B Term Loans and the other transactions contemplated hereby and authorizing execution and delivery of this Amendment, certified by a secretary or assistant secretary of such Loan Party to be true and correct and in force and effect as of the First Amendment Effective Date.

ii.(b)    Secretary's Certificate. A certificate of the secretary or assistant secretary of each Loan Party dated as of the First Amendment Effective Date certifying that such Loan Party has not modified its articles of incorporation or bylaws since such documents were last delivered to the Administrative Agent or, if such documents have not previously been delivered or have been so modified, attaching copies of such documents.

iii.(c)    Good Standing. Copies of certificates of good standing, existence or its equivalent with respect to each Loan Party certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of its incorporation or organization.

iv.(d)    Incumbency. An incumbency certificate of each officer of a Loan Party executing this Amendment or any of the documents referred to in this Section IV certified by a secretary or assistant secretary to be true and correct as of the First Amendment Effective Date.

C.3.    Tranche B Term Notes. The Administrative Agent shall have received a Tranche B Term Note in favor of each Lender requesting a Tranche B Term Note, which shall have been duly executed on behalf of the Borrower and dated as of the First Amendment Effective Date.

D.4.    Opinion of Counsel. The Administrative Agent shall have received, in each case dated as of the First Amendment Effective Date and in form and substance reasonably satisfactory to the Administrative Agent: (i) a legal opinion of Cravath, Swaine & Moore LLP, special counsel for the Loan Parties, and (ii) a legal opinion of Frost Brown Todd LLC, special Ohio counsel for the Borrower and each Loan Party organized in the State of Ohio.

E.5.    Officer's Certificates. The Administrative Agent shall have received a certificate or certificates executed by a Responsible Officer of the Borrower as of the First Amendment Effective Date, in form and substance reasonably satisfactory to the Administrative Agent, stating that (i) the conditions specified in Section 5.02(a) and (b) of the Amended Credit Agreement have been satisfied; provided that for the purposes of such certificate the reference to the date of the Audited Financial Statements in Section 6.05(e) of the Amended Credit Agreement shall be deemed to be replaced by a reference to December 31, 2012, (ii) all governmental, shareholder and third party consents and approvals, if any, required to be obtained for the execution, delivery and effectiveness of the Amendment and/or the Amended Credit Agreement have been obtained, and (iii) no action, suit, investigation or proceeding is pending or threatened in writing in any court or before any arbitrator or governmental instrumentality that purports to affect any transaction contemplated by the Amendment and/or Amended Credit Agreement, if such action, suit, investigation or proceeding could reasonably be expected to have a Material Adverse Effect.

F.6.    Evidence of Insurance. The Administrative Agent shall have received updated certificates of insurance of the Loan Parties evidencing property and liability insurance meeting the requirements set forth in the Loan Documents.

G.7.    Solvency Certificate.    The Administrative Agent shall have received a certificate executed by a Responsible Officer of the Borrower as of the First Amendment Effective Date, regarding the Solvency of the Consolidated Parties on a consolidated basis after giving effect to the First Amendment Transactions.

H.8.    Committed Loan Notice. The Administrative Agent shall have received Committed Loan Notice (in the form attached hereto as Annex III) with respect to the Borrowing of the Tranche B Term Loan to occur on the First Amendment Effective Date; provided that such Committed Loan Notice shall be effective as of, and the Tranche B Term Loan shall be made on, the First Amendment Effective Date subject to the delivery of such Committed Loan Notice in compliance with the notice and timing requirements set forth in Section 2.02 of the Amended Credit Agreement.

I.9.    No Default. No Default or Event of Default shall exist, or would result from, the proposed Credit Extensions on the First Amendment Effective Date or from the application of the proceeds thereof.

J.10.    Accuracy of Representations and Warranties. The representations and warranties of the Borrower and each other Loan Party contained in Article VI of the Existing Credit Agreement or any other Loan Document, shall be true and correct in all material respects (or in all respects, if such representation or warranty is qualified by materiality) on and as of the First Amendment Effective Date; provided that the reference to the date of the Audited Financial Statements in Section 6.05(e) of the Amended Credit Agreement shall be deemed to be replaced by a reference to December 31, 2012.

K.11.     Fees. The Borrower shall have paid to the Administrative Agent (a) for the account of each Revolving Lender under the Existing Credit Agreement consenting to this Amendment a fee in an amount equal to 0.25% of the aggregate principal amount of the Revolving Commitment of such Lender immediately prior to giving effect to the this Amendment, (b) for the account of each new or existing Lender providing a Tranche B Term Loan Commitment, upfront fees in the amount of 0.75% of the aggregate principal amount of the final allocated Tranche B Term Loan Commitment of each such Lender and (c) any and all reasonable out-of-pocket costs (to the extent invoiced at least 2 Business Days prior to the First Amendment Effective Date) incurred by the Administrative Agent or Merrill Lynch (including the reasonable fees and expenses of the Administrative Agent's legal counsel) and all other fees and other amounts payable to the Administrative Agent or Merrill Lynch, in each case in connection with the arrangement, negotiation, preparation, execution and delivery of this Amendment and/or the Amended Credit Agreement.

5.	V. MISCELLANEOUS

A.1.    Representations and Warranties. Each of the Loan Parties represents and warrants to the Lenders and the Administrative Agent as follows:

i.(a)    It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

ii.(b)    This Amendment has been duly executed and delivered by such Loan Party and constitutes such Loan Party's legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited (x) by general principles of equity and conflicts of laws (whether enforcement is sought by proceedings in equity or at law) or (y) by Debtor Relief Laws.

iii.(c)    No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Loan Party of this Amendment (except for those which have been obtained on or prior to the First Amendment Effective Date).

iv.(d)    The execution and delivery of this Amendment does not diminish or reduce its obligations as a Loan Party in respect of the Obligations (including, without limitation, in the case of each Guarantor, such Guarantor's guaranty pursuant to Article IV of the Existing Credit Agreement) in any manner.

v.(e)    The representations and warranties of the Loan Parties set forth in Article VI of the Existing Credit Agreement are true and correct in all material respects (or in all respects, if such representation or warranty is qualified by materiality) as of the First Amendment Effective Date; provided that the reference to the date of the Audited Financial Statements in Section 6.05(e) of the Amended Credit Agreement shall be deemed to be replaced by a reference to December 31, 2012. All of the provisions of the Loan Documents, except as amended hereby, are in full force and effect.

vi.(f)    Upon the execution and delivery of this Amendment and immediately after giving effect hereto, no unwaived event has occurred and is continuing on the date hereof which constitutes a Default or an Event of Default.

B.2.    Liens. Each Loan Party affirms the liens and security interests created and granted by it in the Loan Documents (including, but not limited to, the Shared Collateral Security Agreement and the Non-Shared Collateral Security Agreement) and agrees that this Amendment shall in no manner adversely affect or impair such liens and security interests.

C.3.    Effect of Amendment. Except as expressly modified and amended in this Amendment, all of the terms, provisions and conditions of the Loan Documents shall remain unchanged and in full force and effect. On and after the First Amendment Effective, any reference in the Loan Documents or any and all other documents thereafter executed and delivered pursuant to the terms of the Loan Documents to the “Credit Agreement” shall be deemed to refer to the Amended Credit Agreement.

D.4.    Construction. This Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Amended Credit Agreement.

E.5.    Reaffirmation of Loan Party Obligations. Each Loan Party hereby ratifies the Amended Credit Agreement and acknowledges and reaffirms that (i) it is bound by all terms of the Amended Credit Agreement and (ii) it is responsible for the observance and full performance of the Obligations. Without limiting the generality of the proceeding sentence, (i) each of the Guarantors confirms that it jointly and severally guarantees the prompt payment when due of all Obligations (including, without limitation, those Obligations relating to the Tranche B Term Loan), in accordance with, and pursuant to the terms of, Article IV of the Amended Credit Agreement and (ii) each of the Loan Parties agrees that all references in the Collateral Documents to the term “Secured Obligations” shall be deemed to include all of the obligations of the Loan Parties to the Lenders and the Administrative Agent, whenever arising, under the Amended Credit Agreement, the Tranche B Term Notes, the Collateral Documents or any of the other Loan Documents (including, but not limited to, any interest, expenses and cost and charges that accrue after the commencement by or against any Loan Party or any Affiliate thereof or any proceedings under any Debtor Relief Laws naming such Person as the debtor in such proceeding) relating to the Tranche B Term Loan.

F.6.    Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

G.7.    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

H.8.    Binding Effect. This Amendment, the Amended Credit Agreement and the other Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. These Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. Except as expressly modified and amended in this Amendment, all the terms, provisions and conditions of the Loan Documents shall remain unchanged and shall continue in full force and effect.

I.9.    Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:                CINCINNATI BELL INC.,
an Ohio corporation

By:	/s/ Kurt A. Freyberger
Name:	Kurt A. Freyberger
Title:	Chief Financial Officer

GUARANTORS:	CINCINNATI BELL TELECOMMUNICATION SERVICES LLC, an Ohio limited liability company
CINCINNATI BELL ENTERTAINMENT INC.,
an Ohio corporation
CINCINNATI BELL WIRELESS, LLC,
an Ohio limited liability company
CINCINNATI BELL TECHNOLOGY SOLUTIONS INC.,
a Delaware corporation
CINCINNATI BELL ANY DISTANCE INC.,
a Delaware corporation
CBTS SOFTWARE LLC,
a Delaware limited liability company
EVOLVE BUSINESS SOLUTIONS LLC,
an Ohio limited liability company
CINCINNATI BELL ANY DISTANCE OF VIRGINIA
LLC,
a Virginia limited liability company
DATA CENTER INVESTMENTS INC.,
a Delaware corporation
DATA CENTERS SOUTH INC.,
a Delaware corporation
DATA CENTER INVESTMENTS HOLDCO LLC,
a Delaware limited liability company
DATA CENTERS SOUTH HOLDING LLC,
a Delaware limited liability company

By:	/s/ Kurt A. Freyberger
Name:	Kurt A. Freyberger
Title:	Chief Financial Officer

ADMINISTRATIVE AGENT:        BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Paley Chen
Name:	Paley Chen
Title:	Vice President

LENDER:                BANK OF AMERICA, N.A.,
as a Lender and an L/C Issuer

By:	/s/ Lisa W. Reiter
Name:	Lisa W. Reiter
Title:	Director

LENDER:                PNC BANK NATIONAL ASSOCIATION,
as a Lender, Swingline Lender and an L/C Issuer

By:	/s/ C. Joseph Richardson
Name:	C. Joseph Richardson
Title:	Senior Vice President

LENDER:                BARCLAYS BANK PLC,
as a Lender

By:	/s/ Nicholas Versandi
Name:	Nicholas Versandi
Title:	Assistant Vice President

LENDER:                CITICORP NORTH AMERICA, INC.
as a Lender

By:	/s/ Keith Lukasavich
Name:	Keith Lukasavich
Title:	Vice President

LENDER:                DEUTSCHE BANK TRUST COMPANY AMERICAS,
as a Lender

By:	/s/ Michael Winters
Name:	Michael Winters
Title:	Vice President

By:	/s/ Kirk L. Tashjian
Name:	Kirk L. Tashjian
Title:	Vice President

LENDER:                KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ David A. Wild
Name:	David A. Wild
Title:	Senior Vice President

LENDER:                MORGAN STANLEY SENIOR FUNDING, INC.,
as a Lender

By:	/s/ Scott Jensen
Name:	Scott Jensen
Title:	Vice President

LENDER:                REGIONS BANK,
as a Lender

By:	/s/ Eric Harvey
Name:	Eric Harvey
Title:	Vice President

LENDER:                THE ROYAL BANK OF SCOTLAND PLC,
as a Lender

By:	/s/ Matthew Pennachio
Name:	Matthew Pennachio
Title:	Director

LENDER:                THE BANK OF KENTUCKY,
as a Lender

By:	/s/ Kendra L. Bach
Name:	Kendra L. Bach
Title:	Vice President

LENDER:                UBS SECURITIES LLC,
as a Lender

By:	/s/ Lana Gifas
Name:	Lana Gifas
Title:	Director

By:	/s/ Joselin Fernandes
Name:	Joselin Fernandes
Title:	Associate Director

Annex I to First Amendment to Credit Agreement

CREDIT AGREEMENT

See Attached.

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